UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2018

PROTALEX, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Columbia Turnpike, Suite 1 Florham Park, NJ 07932	07932
(Address of Principal Executive Offices)	(Zip Code)

(215) 862-9720

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2018, Protalex, Inc., a Delaware corporation (OTCQB: PRTX) (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with each of eight accredited investors raising an aggregate $1.425 million in a private placement financing (the “Offering”) of 10% Senior Convertible Notes, due on February 28, 2023 (the “Senior Notes”). No commissions were payable in connection with the Offering which was principally sold to existing stockholders of the Company. Proceeds of the Offering will be used for working capital purposes, principally to fund ongoing clinical trials and studies and related activities. No registration rights were granted to the investors in the Offering.

The Senior Notes, which accrue interest at the rate of 10% per annum and are due on February 28, 2023, are convertible at the option of the holder prior to maturity or earlier prepayment. Upon conversion, the note holder will receive 5,000 shares of the Company’s common stock, par value $.00001 per share (“Common Stock”) for each $1,000 of principal or accrued interest converted. Two-thirds of the shares issuable upon any conversion of the Senior Notes will be acquired by the Company from Niobe Ventures, LLC (“Niobe”), the Company’s principal stockholder, for nominal consideration ($.01 per share) pursuant to a mandatory call agreement entered into in connection with the Offering (the “Call Agreement”). As a result, for each $1,000 of principal or interest converted, the Company will issue approximately 1,667 new shares. Accordingly, the effective conversion price for the Company will be approximately $0.60 per share of Common Stock, with Niobe incurring substantially all of the associated dilution. The closing price of per share of Common Stock on the date of the Offering was $0.45.

In addition, as a condition to the consummation of the Offering, on February 28, 2018 the Company and Niobe entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which Niobe converted $22,269,366 of outstanding notes due September 30, 2018 into 18,557,805 shares of Common Stock at a conversion price of $1.20 per share. Consequently, other than the Senior Notes issued in the Offering, the only remaining indebtedness on the Company’s balance sheet at February 28, 2018 is approximately $1,974,350, representing the accrued but unpaid interest on the notes converted by Niobe.

The foregoing purchases of securities were for investment and not with a view for distribution. The securities were issued without registration under the Securities Act of 1933, as amended, pursuant to the exemptions provided under Sections 4(a)(2) and 4(a)(5) thereof. All of the securities issued are restricted securities and bear a restrictive legend and will be subject to stop transfer restrictions.

The foregoing descriptions of the Senior Notes, the SPA, the Call Agreement and Exchange Agreement are qualified in their entirety by the full text of such documents, which are filed as Exhibits 4.1, 10.1, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein. In addition, on March 1, 2018, the Company issued a press release announcing the closing of the Offering which is attached as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Incorporated by reference as if fully set forth herein are the descriptions of the Offering and the Senior Notes in Item 1.01 hereinabove.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 hereinabove are incorporated by referenced as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	Final form of the 10% Senior Convertible Note, due February 28, 2023 (included as Exhibit A in Exhibit 10.1).

10.1	Final Form of the Securities Purchase Agreement dated February 28, 2018 (including Form of the 10% Senior Convertible Note, due February 28, 2023).

10.2	Final Form of the Call Agreement dated February 28, 2018.

10.3	Final Form of Exchange Agreement dated February 28, 2018.

99.1	Press Release dated March 1, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

Dated: March 6, 2018	By:	/s/ Arnold P. Kling
Arnold P. Kling
President

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